Exhibit 10.1
CHEVRON CORPORATION
NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND
DEFERRAL PLAN
Amended and Restated on December 10, 2008

TABLE OF CONTENTS

SECTION I. PURPOSE	E-7

SECTION II. DEFINITIONS	E-7

(a) “Account”	E-7
(b) “Annual Cash Retainer”	E-7
(c) “Annual Compensation Cycle”	E-7
(d) “Annual Meeting”	E-7
(e) “Award” or “Awards”	E-7
(f) “Beneficiary”	E-8
(g) “Board”	E-8
(h) “Change in Control”	E-8
(i) “Code”	E-8
(j) “Committee”	E-8
(k) “Common Stock”	E-8
(l) “Corporation”	E-8
(m) “Disability”	E-8
(n) “Discretionary Transaction”	E-8
(o) “Dividend Equivalent”	E-8
(p) “Exchange Act”	E-8
(q) “Fair Market Value”	E-9
(r) “Non-Employee Director”	E-9
(s) “Option”	E-9
(t) “Option Agreement”	E-9
(u) “Plan”	E-9
(v) “Restricted Stock”	E-9
(w) “Rules”	E-9
(x) “Share”	E-9
(y) “Stock Unit”	E-9

SECTION III. ADMINISTRATION	E-9

(a) Composition and Powers of the Committee	E-9
(b) Liability of Board and Committee Members	E-10
(c) Administration of the Plan Following a Change in Control	E-10

SECTION IV. DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN	E-10

(a) Duration of the Plan	E-10
(b) Shares Subject to the Plan	E-10
(c) Accounting for Numbers of Shares	E-10
(d) Source of Stock Issued Under the Plan	E-10

SECTION V. PERSONS ELIGIBLE FOR AWARDS AND DEFERRALS	E-10

SECTION VI. OPTIONS	E-11

(a) Option Grant	E-11
(b) Exercise of Options	E-11
(c) Rights as a Stockholder	E-11

SECTION VII. STOCK UNITS	E-11

(a) Stock Unit Awards	E-11
(b) Stockholders’ Rights	E-11

(c) Pre-1997 Stock Unit Accounts	E-12

SECTION VIII. RESTRICTED STOCK	E-12

(a) Restricted Stock Awards	E-12
(b) Stockholders’ Rights	E-12

SECTION IX. DEFERRED COMPENSATION	E-12

SECTION X. RECAPITALIZATION	E-12

SECTION XI. SECURITIES LAW REQUIREMENTS	E-14

SECTION XII. AMENDMENTS OF THE PLAN AND AWARDS	E-14

(a) Plan Amendments	E-14
(b) Amendments of Awards	E-14
(c) Rights of Non-Employee Directors	E-14

SECTION XIII. TERMINATION OR SUSPENSION OF THE PLAN	E-15

(a) Termination or Suspension	E-15
(b) Dissolution or Bankruptcy	E-15

SECTION XIV. GENERAL PROVISIONS	E-15

(a) Application of Funds	E-15
(b) Creditors’ Rights	E-15
(c) No Obligation to Exercise Option	E-15
(d) Costs of the Plan	E-15
(e) Non-Employee Director’s Beneficiary	E-15
(f) Prohibition of Opposite Way Transactions and Discretionary Transactions	E-15
(g) Severability	E-16
(h) Binding Effect of Plan	E-16
(i) No Waiver of Breach	E-16
(j) Authority to Establish Grantor Trust	E-16

SECTION XV. APPROVAL OF STOCKHOLDERS	E-16

CHEVRON CORPORATION
NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND
DEFERRAL PLAN
Amended and Restated on December 10, 2008
     SECTION I. PURPOSE.
       This Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended and restated effective January 1, 2009, shall govern all Awards and deferrals by Non-Employee Directors for which distribution has not commenced prior to January 1, 2009, unless and until modified by the Board; provided that the Non-Employee Director did not obtain a vested legal right to such Awards or deferrals prior to January 1, 2005. A series of installment payments shall be considered to be one distribution as of the date of the first installment for purposes of Section 409A of the Code.
       The Plan was originally adopted by the Board on March 26, 2003 and approved by the stockholders on May 22, 2003. It was amended and restated on December 6, 2006 to be effective January 1, 2005. It was subsequently amended and restated on February 28, 2007 and April 25, 2007.
       The purposes of the Plan are to attract and retain qualified Non-Employee Directors to serve on the Board and to align the interests of the Non-Employee Directors with those of the stockholders of the Corporation.
     SECTION II. DEFINITIONS.
       When capitalized in this Plan, the following terms shall have the meanings set forth below:
          (a) “Account” means the bookkeeping account maintained on behalf of a Non-Employee Director to which shall be credited any amount described in Section IX.
          (b) “Annual Cash Retainer” means the annual fees as determined by the Board and payable in cash as earned monthly to a Non-Employee Director for service as a Non-Employee Director during an Annual Compensation Cycle.
          (c) “Annual Compensation Cycle” means that period commencing on the day of the Corporation’s Annual Meeting and running through the day immediately preceding the Corporation’s next Annual Meeting.
          (d) “Annual Meeting” means the annual meeting of the stockholders of the Corporation.
          (e) “Award” or “Awards” means a grant of an Option, Stock Units, or Restricted Stock under the Plan.

          (f) “Beneficiary” means a person designated by a Non-Employee Director for purposes of transferring interests in Awards upon the Non-Employee Director’s death.
          (g) “Board” means the Board of Directors of the Corporation.
          (h) “Change in Control” shall have the meaning set forth in Article VI of the By-Laws of the Corporation, as such By-Laws may be amended from time to time.
          (i) “Code” means the Internal Revenue Code of 1986, as amended.
          (j) “Committee” means the Board Nominating and Governance Committee (or other committee designated by the Board).
          (k) “Common Stock” means the $0.75 par value common stock of the Corporation or any security of the Corporation identified by the Committee as having been issued in substitution, exchange or lieu thereof.
          (l) “Corporation” means Chevron Corporation, a Delaware corporation, or any successor corporation.
          (m) “Disability” means the existence of a serious medical condition which is expected to be of long-term duration and which significantly affects the Non-Employee Director’s ability to travel in order to attend meetings of the Board or to perform other essential duties of a Non-Employee Director, as determined by the Committee on the basis of competent medical evidence.
          (n) “Discretionary Transaction” shall mean a transaction pursuant to any benefit plan that:
               (1) Is at the volition of a plan participant;
               (2) Is not made in connection with the participant’s death, Disability, retirement or termination of employment;
               (3) Is not required to be made available to a plan participant pursuant to a provision of the Code; and
               (4) Results in either an intra-plan transfer involving an equity securities fund of the Corporation, or a cash distribution funded by a volitional disposition of an equity security of the Corporation, or otherwise as such term is defined under Rule 16b-3(b)(1) of the Exchange Act or successor provision thereto.
          (o) “Dividend Equivalent” means an amount equal to the dividends that would be payable to the holder of a Stock Unit if the holder held Shares rather than such Stock Units.
          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

          (q) “Fair Market Value” of a Share as of a specified date means the price per share at which Shares were traded at the close of business on such date as reported on the New York Stock Exchange (or other established exchange or exchanges) or, if no trading of Common Stock is reported for that day, the preceding day on which trading was reported.
          (r) “Non-Employee Director” means a member of the Board who is not employed by the Corporation or its subsidiaries or affiliates.
          (s) “Option” means a non-statutory stock option to purchase a Share awarded pursuant to Section VI. of the Plan. An Option shall not qualify as an incentive stock option under Section 422 of the Code.
          (t) “Option Agreement” means an agreement between the Corporation and the Non-Employee Director that contains the terms and conditions pertaining to an Option.
          (u) “Plan” means the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended from time to time.
          (v) “Restricted Stock” means forfeitable Shares awarded pursuant to Section VIII. of the Plan.
          (w) “Rules” means the regulations and rules adopted from time to time by the Committee to interpret or administer the Plan.
          (x) “Share” means one share of Common Stock, adjusted in accordance with Section X. of the Plan (if applicable).
          (y) “Stock Unit” means a bookkeeping entry unit awarded pursuant to Section VII. of the Plan that is measurable with respect to Shares.
     SECTION III. ADMINISTRATION.
          (a) Composition and Powers of the Committee. The Plan shall be administered by the Board, except as delegated to the Committee in this Plan or the Rules or by resolution of the Board. The Committee shall have the power to adopt and amend Rules, construe and interpret the Plan and the Rules, and to make all other determinations necessary for the administration of the Plan. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. Subject to the approval of the Board, any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all persons. The Committee shall consist of two or more Non-Employee Directors who satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act to the extent necessary for grants of Awards to the Non-Employee Directors under Section 16 of the Exchange Act.

          (b) Liability of Board and Committee Members. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.
          (c) Administration of the Plan Following a Change in Control. Within thirty (30) days after the occurrence of a Change in Control, the Committee shall appoint an independent organization which shall thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee with respect to the Plan as provided in Section III.(a). Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.
     SECTION IV. DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN.
          (a) Duration of the Plan. The Plan shall remain in effect until terminated by the Board.
          (b) Shares Subject to the Plan. The maximum number of Shares for which Awards may be granted under the Plan is eight hundred thousand (800,000) Shares, which has been adjusted for the two-for-one Common Stock split on September 10, 2004 and includes the number of Shares previously authorized for use but unissued pursuant to the Chevron Restricted Stock Plan for Non-Employee Directors. The limitation as to the maximum number of Shares set forth in this Section IV.(b) shall be subject to adjustment as provided in Section X.
          (c) Accounting for Numbers of Shares. For the purpose of computing the total number of Shares available for Awards under the Plan there shall be counted against the limitation under the Plan the number of Shares issued or subject to issuance upon exercise or settlement of any outstanding Awards. Dividends paid, Dividend Equivalents granted and interest or other amounts credited with respect to any Award outstanding under the Plan shall not apply against the Plan limitation. If Stock Units, Restricted Stock or Shares issued upon the exercise of Options are forfeited or otherwise terminated before exercise or settlement, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlements of such Stock Units shall reduce the number available for Awards.
          (d) Source of Stock Issued Under the Plan. Common Stock issued under the Plan may be either authorized and unissued Shares or issued Shares that have been reacquired by the Corporation, as determined in the sole discretion of the Committee. No fractional Shares shall be issued under the Plan.
     SECTION V. PERSONS ELIGIBLE FOR AWARDS AND DEFERRALS.
       Non-Employee Directors are eligible for Awards and deferrals. A Non-Employee Director may receive more than one Award, including Awards of the same type, subject to the restrictions of the Plan.

     SECTION VI. OPTIONS.
          (a) Option Grant. The Board may, in its sole discretion, award Options to Non-Employee Directors. All such Options shall be subject to the terms of the Plan, Rules, and Option Agreement (which shall not be inconsistent with the Plan or Rules). Each Option Agreement shall state the number of Options being granted to a Non-Employee Director. Such number shall be subject to adjustment in accordance with Section X.
          (b) Exercise of Options. No Option may have an exercise period exceeding ten (10) years from the grant date. The exercise price of each Option shall be the Fair Market Value of a Share on the date the Option is granted. No fractional Shares shall be issued pursuant to the exercise of an Option.
          (c) Rights as a Stockholder. A Non-Employee Director who has been awarded an Option or any transferee of an Option (to the extent transfers of an Option are permitted under the Rules) shall have no rights with respect to any Shares covered by his or her Options until the respective Option is properly exercised and the acquired Share is recorded as a book entry on the records of the Corporation. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Non-Employee Director’s interest is recorded as a book entry on the records of the Corporation, except as provided elsewhere in this Plan or in the Rules.
     SECTION VII. STOCK UNITS.
          (a) Stock Unit Awards. The Board may award Stock Units to a Non-Employee Director with respect to an Annual Compensation Cycle pursuant to a resolution it adopts no later than the first day of that Annual Compensation Cycle. Such resolution shall include the number of Stock Units awarded to a Non-Employee Director and the effective date of the Award. Notwithstanding the foregoing, the Board may award a proportional number of Stock Units pursuant to a resolution it adopts during the Annual Compensation Cycle to a Non-Employee Director who joins the Board after the first day of the Annual Compensation Cycle. Such resolution shall indicate the proportional number of Stock Units awarded and the effective date of the Award, which shall not be before the Non-Employee Director begins providing services on the Board. Awards of Stock Units shall be subject to the terms and conditions set forth in the Plan, the Rules, and the granting resolution (which shall not be inconsistent with the Plan or Rules). The number of Stock Units awarded under this Section VII.(a) shall be subject to adjustment as provided in Section X.
          (b) Stockholders’ Rights. Unless and until such time as a Non-Employee Director receives a distribution of all or a portion of Stock Units awarded pursuant to the Plan in the form of Shares and prior to the date the Non-Employee Director’s interest in such Shares is recorded as a book entry on the records of the Corporation, the Non-Employee Director shall have no dividend rights, voting rights or other rights as a stockholder with respect to such Shares covered by his or her Stock Unit Award. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, if the Rules so provide, any Stock Unit awarded under the Plan may carry with it Dividend Equivalents. Such right entitles the holder to be credited with an amount equal to the cash dividends paid on a Share while a Stock Unit is outstanding. Dividend Equivalents may be converted into additional Stock Units, as provided in the Rules.

          (c) Pre-1997 Stock Unit Accounts. The “stock unit account” of each Non-Employee Director who received an award of “stock units” under the Chevron Corporation Restricted Stock Plan for Non-Employee Directors with respect to service as a Non-Employee Director prior to the 1997 Annual Meeting shall continue to be maintained pursuant to the terms of such plan as in effect prior to April 30, 1997.
     SECTION VIII. RESTRICTED STOCK.
          (a) Restricted Stock Awards. The Board may award Restricted Stock to a Non-Employee Director with respect to an Annual Compensation Cycle pursuant to a resolution it adopts no later than the first day of that Annual Compensation Cycle. Such resolution shall include the number of Shares of Restricted Stock awarded to a Non-Employee Director and the effective date of the Award. Notwithstanding the foregoing, the Board may award a proportional number of Shares of Restricted Stock pursuant to a resolution it adopts during the Annual Compensation Cycle to a Non-Employee Director who joins the Board after the first day of the Annual Compensation Cycle. Such resolution shall indicate the proportional number of Shares of Restricted Stock awarded and the effective date of the Award, which shall not be before the Non-Employee Director begins providing services on the Board. Awards of Restricted Stock shall be subject to the terms and conditions set forth in the Plan, the Rules, and the granting resolution (which shall not be inconsistent with the Plan or Rules). The number of Shares subject to an Award of Restricted Stock under this Section VIII.(a) shall be subject to adjustment as provided in Section X.
          (b) Stockholders’ Rights. The Corporation shall maintain in its records a book entry account to which the Shares represented by each Award of Restricted Stock shall be credited. The Shares in the book entry account represented by such Award of Restricted Stock shall be subject to the terms, conditions, and restrictions applicable to such Award. The Committee shall require that no change shall be made in the book entry account representing an Award of Restricted Stock until the restrictions thereon shall have lapsed. At that time, a book entry shall be made in the records of the Corporation in the name of the Non-Employee Director in the amount of Shares as to which the restrictions have lapsed. Except as provided in the Rules, the holders of an Award of Restricted Stock shall have the same voting, dividend and other rights as the Corporation’s other stockholders.
     SECTION IX. DEFERRED COMPENSATION.
       A Non-Employee Director may elect to defer receipt of all or a portion of his or her Annual Cash Retainer and/or Stock Units. Such deferrals shall be subject to the terms and conditions set forth in the Plan and the Rules.
     SECTION X. RECAPITALIZATION.
          (a) Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section IV., the number of Shares covered by or referred to in each outstanding Award and the exercise price, if applicable, of each outstanding Award shall be proportionately adjusted for:

               (1) Any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares;
               (2) The payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation;
               (3) The declaration of a dividend payable in cash that has a material effect on the price of issued Shares; or
               (4) A recapitalization, spinoff or similar occurrence.
          (b) Subject to any required action by the stockholders, if the Corporation is the surviving corporation in any merger, consolidation or other reorganization, each outstanding Award (other than an Award of Restricted Stock that is outstanding at such time) shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled.
          (c) In the event of a dissolution or liquidation of the Corporation or a merger, consolidation or other reorganization pursuant to which the Corporation is not the surviving corporation, the Shares subject to each non-vested Award shall be handled in accordance with the terms of the agreement of merger, consolidation or reorganization which may provide for the full vesting, cash-out or assumption of such Awards.
          (d) In the event of a change in the Common Stock, which is limited to a change of all of the Corporation’s authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.
          (e) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee as directed by the Board, and the action in that respect shall be final, binding and conclusive.
          (f) Except as provided in this Section X., a Non-Employee Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Except as provided in this Section X., any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.
          (g) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

          (h) The Committee shall prescribe Rules governing the adjustment of the number of Shares covered by the Plan as provided in Section IV., the number of Shares covered by or referred to in each outstanding Award and the exercise price, if applicable, of each outstanding Award in the event that preferred stock purchase rights issued pursuant to any stockholder rights plan detach from the Common Stock and become exercisable.
     SECTION XI. SECURITIES LAW REQUIREMENTS.
       No Shares shall be issued and no Options shall become exercisable pursuant to the Plan unless and until the Corporation has determined that:
          (a) It and the Non-Employee Director have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof;
          (b) Any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and
          (c) Any other applicable provision of state or federal law has been satisfied.
     SECTION XII. AMENDMENTS OF THE PLAN AND AWARDS.
          (a) Plan Amendments. The Board may, insofar as permitted by law, from time to time and in its discretion, with respect to any Shares at the time not subject to Awards, suspend the Plan or revise or amend it in any respect whatsoever without stockholder approval. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Corporation shall not be effective unless and until the approval of the stockholders of the Corporation is obtained.
          (b) Amendments of Awards. Subject to the terms and conditions and within the limitations of the Plan, the Board may amend, cancel, modify, extend or renew outstanding Awards granted under the Plan, or accept the exchange of outstanding non-vested Awards (to the extent not theretofore exercised) for the granting of new Awards in substitution therefore.
          (c) Rights of Non-Employee Directors. No amendment, suspension or termination of the Plan nor any amendment, cancellation or modification of any Rule or Award outstanding under the Plan that would adversely affect the right of any Non-Employee Director in an Award previously granted under the Plan shall be effective without the written consent of the affected Non-Employee Director, unless such amendment is necessary or appropriate to comply with applicable law (including applicable tax law necessary to obtain favorable tax treatment).

     SECTION XIII. TERMINATION OR SUSPENSION OF THE PLAN.
          (a) Termination or Suspension. The Board may terminate or suspend the Plan at any time.
               (1) In the event of termination of the Plan, any deferred amounts may be distributed within the period beginning twelve (12) months after the date the Plan was terminated and ending twenty-four (24) months after the date the Plan was terminated, or pursuant to Sections IV. to VI. of the Rules, if earlier. If the Plan is terminated and deferred amounts are distributed, the Corporation shall terminate all account balance non-qualified and stock based deferred compensation plans with respect to all participants and shall not adopt a new account balance or stock based non-qualified deferred compensation plan for at least three (3) years after the date the Plan was terminated and administered in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).
               (2) In the event of a suspension of the Plan, the Plan will continue without any additional Awards or deferrals.
          (b) Dissolution or Bankruptcy. The Plan shall automatically terminate upon a dissolution of the Corporation that is taxed under Code section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the deferred amounts are distributed and included in the gross income of the Non-Employee Directors by the latest of (i) the calendar year in which the Plan terminates or (ii) the first calendar year in which payment of the deferred amounts is administratively practicable.
     SECTION XIV. GENERAL PROVISIONS.
          (a) Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.
          (b) Creditors’ Rights. Non-Employee Directors shall have no rights other than those of a general creditor of the Corporation with respect to Stock Unit Awards and any Account established pursuant to Section IX. These interests shall represent unfunded and unsecured obligations of the Corporation, subject to the terms and conditions of the applicable Rules.
          (c) No Obligation to Exercise Option. The award of an Option shall impose no obligation upon the Non-Employee Director to exercise such Option.
          (d) Costs of the Plan. The costs and expenses of administering the Plan shall be borne by the Corporation.
          (e) Non-Employee Director’s Beneficiary. The Rules may provide that a Non-Employee Director may designate a Beneficiary with respect to any Award in the event of death of such Non-Employee Director. If such Beneficiary is the executor or administrator of the estate of the Non-Employee Director, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust, if permitted under the Rules) entitled thereto by bequest of or inheritance from the holder of such Award.
          (f) Prohibition of Opposite Way Transactions and Discretionary Transactions. To the extent any transactions executed by a Non-Employee Director in securities of the Corporation would be considered a non-exempt purchase or sale of an equity security of the Corporation for purposes of the short-swing profit recovery provisions of Section 16(b) of the

Exchange Act, such Non-Employee Director shall be prohibited from executing, or electing to enter into, any transaction relating to or resulting from Awards under this Plan that would be considered an opposite way transaction within six (6) months from such prior non-exempt transaction. In addition, a Non-Employee Director shall be prohibited from engaging in, or electing to engage in, a Discretionary Transaction under the Plan if the election to engage in such transaction is less than six (6) months after an election to engage in an opposite way Discretionary Transaction under any benefit plan of the Corporation, including this Plan.
          (g) Severability. The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
          (h) Binding Effect of Plan. The Plan shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns and the Corporation shall require any successor or assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. The term “the Corporation” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity directly or indirectly acquiring all or substantially all the assets and business of the Corporation (including the Plan) whether by operation of law or otherwise.
          (i) No Waiver of Breach. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.
          (j) Authority to Establish Grantor Trust. The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Non-Employee Director shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.
     SECTION XV. APPROVAL OF STOCKHOLDERS.
       Adoption of the Plan shall be subject to approval by affirmative vote of the stockholders of the Corporation in accordance with applicable law.